UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 30, 2020

Wize Pharma, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Hanagar Street, Hod Hasharon, Israel	4527708
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 72-260-0536

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement.

Bid Implementation Agreement

On December 30, 2020, Wize Pharma, Inc. (the “Company” or “Wize”), entered into a Bid Implementation Agreement (the “Bid Agreement”) with Cosmos Capital Limited, a digital infrastructure provider based in Sydney, Australia (“Cosmos”), whereby the parties agreed that the Company would commence an off-market takeover offer under applicable Australian laws (the “Offer”) to acquire all of the outstanding shares of Cosmos (the “Cosmos Shares”) in exchange for (i) 38.78 shares of Wize’s common stock and (ii) 22.33 warrants (each to acquire one share of Wize’s common stock) (the “Milestone Warrants”) for each Cosmos Share (the “Offer Consideration”).

Pursuant to the BIA, at the Closing Date (as defined in the Bid Agreement), the Company will enter into a Warrant Agency Agreement (the “Warrant Agency Agreement”) with the Agent (as defined in the Warrant Agency Agreement), for the issuance of the Milestone Warrants to those Cosmos Shareholders who accept the Offer. In accordance with the Warrant Agency Agreement, subject to certain exceptions, the Milestone Warrants will become fully exercisable into shares of Wize’s common stock provided that the holder of the Milestone Warrants retains the shares of Wize’s common stock issued to such holder as part of the Offer Consideration until December 31, 2021 (the “2021 Milestone”).

Immediately following the Closing Date, and assuming all of the holders of Cosmos Shares accept the Offer, Cosmos shareholders are expected to own approximately 81.3% of the outstanding common stock of Wize (87% if all of the Milestone Warrants become fully vested), while Wize existing stockholders are expected to remain the owners of approximately 16.3% of the outstanding common stock of Wize (11.1% if all of holders of the Milestone Warrants satisfy the 2021 Milestone and the Milestone Warrants become fully vested), each on a fully diluted basis and including warrants to be issued to Wize’s financial advisor to the transaction, as described below.

The Bid Agreement contains customary representations and warranties made by each of the parties with respect to, among other things: corporate matters, such as organization and good standing; corporate power and authority to execute and perform the Bid Agreement; capitalization; financial statements; certain material contracts of each party; real property; intellectual property matters; tax matters; labor and employment matters; compliance with laws and permits; environmental matters; insurance matters; and related party transactions. These representations and warranties are subject to specified exceptions and qualifications contained in the Bid Agreement and the confidential disclosure letters that each party delivered concurrently with the execution of the Bid Agreement.

The Bid Agreement also contains customary covenants by each of the parties, including, among others, (i) covenants to conduct its business in the ordinary course during the period between the execution of the Bid Agreement and the Closing Date and not to engage in certain types of transactions during this period unless agreed to in writing by the other party, in each case subject to certain exceptions; and (ii) an undertaking to effect the distribution of Contingent Value Rights (“CVRs”) to existing securityholders of Wize (as further described in the CVR Agreement, as defined and described below).

The Bid Agreement prohibits Wize, Cosmos and their respective representatives from soliciting alternative acquisition proposals and from entering into discussions or negotiations of or any agreement concerning, or providing confidential information in connection with, any alternative acquisition proposal, subject to certain exceptions which, in the case of Cosmos, include if such alternative acquisition proposal is, or would reasonably likely lead to, a “Superior Proposal” (as defined in the Bid Agreement).

The Bid Agreement provides that Cosmos will obtain an Independent Expert Report (“IER”) to opine on whether the Offer is fair and reasonable to the shareholders of Cosmos not associated with Wize and that the Cosmos Board of Directors will recommend that, in either the absence of a Superior Proposal or the IER concluding that the Offer is neither fair or reasonable, Cosmos shareholders should accept the Offer once commenced. Subject to these exceptions, the Bid Agreement provides that Cosmos will not withdraw or modify in a manner adverse to Wize the aforesaid recommendation of its Board of Directors.

Consummation of the Offer is subject to satisfaction or waiver of certain conditions that are set forth in Schedule 1 to the Bid Agreement (the “Closing Conditions”) and is expected in mid to late first quarter of 2021. The Closing Conditions include, among other things, (i) acceptance of the Offer by holders of at least 90% of Cosmos’ outstanding shares; (ii) lack of “prescribed occurrences” specified in Schedule 1 to the Bid Agreement, such as changes in Cosmos share capital; (iii) no action by regulatory agencies materially adversely affecting the Offer; (iv) no material acquisitions, disposals or new commitments by Cosmos; (v) maintenance of certain conduct of business requirements by Cosmos; (vi) the accuracy of the representations and warranties of Cosmos and compliance with its covenants in the Bid Agreement, subject to certain materiality qualifications; (vii) no material adverse effect of Cosmos; (viii) Cosmos’ compliance with certain informational undertakings set forth in the Bid Agreement; and (ix) in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer or other events that entitle Wize to terminate the Bid Agreement.

The Bid Agreement also contains certain covenants to be performed at or following the Closing Date, including, among others, (i) agreement that the Board of Directors of Wize immediately following the Closing Date will consist, subject to certain exceptions, of three members to be designated by Cosmos and one member to be designated by Wize; (ii) covenants that Wize will seek, following the Closing Date, stockholder approval to be renamed Cosmos Capital, Inc. (or similar name), and to effect a reverse share split of Wize’s common stock; (iii) covenants that Wize will establish an incentive compensation program with respect to 40,000,000 shares of common stock, to be granted promptly following the Closing Date, in the form of performance-based restricted stock units (“RSUs”), performance rights or indeterminate rights based on the performance milestone criteria and allocation set in the Bid Agreement, 50% of which are to be granted to personnel specified by Wize prior to the Closing Date; (iv) an obligation by Wize to terminate or procure the termination of each of the current employment or consulting agreements of Wize with Mr. Mark Sieczkarek, the Chairman of Wize Board of Directors, Mr. Noam Danenberg, the Chief Executive Officer of Wize, Mr. Or Eisenberg, the Chief Financial Officer of Wize, and another part-time employee related to Mr. Danenberg; and (v) an obligation by Wize to use its reasonable commercial efforts to enter into new, part time, consulting agreements with Mr. Danenberg and Mr. Eisenberg.

The Bid Agreement also provides for the grant by Wize of (i) certain demand registration rights to the Cosmos shareholders pursuant to which the Company undertook to use reasonably commercial efforts to prepare and file with the U.S. Securities and Exchange Commission (“SEC”) a registration statement for the resale of the common stock issued in the Offer as well as common stock underlying the Milestone Warrants within 60 days following the Closing Date and (ii) certain “piggyback” registration rights, obligating the Company, subject to customary limitations, to register such securities if the Company determines to register any of its own securities.

The Bid Agreement may be terminated under certain circumstances, including (i) in case of a material breach of the Bid Agreement; (ii) if the Offer expires for any reason, including non-satisfaction of a Closing Condition; (iii) in specified circumstances in connection with a failure by the Cosmos Board of Directors to recommend, or reaffirm its recommendation, of the Offer; (iv) if the Offer is not consummated by May 31, 2021 (the “Outside Date”); (v) if Securities Purchase Agreements (as defined below) in respect of aggregate gross proceeds of at least $1.0 million are terminated; or (vi) upon mutual consent of the parties. Upon termination of the Bid Agreement, a termination fee of (i) $150,000 is payable by Wize to Cosmos in specified circumstances and (ii) $350,000 (or $150,000 upon certain conditions) is payable by Cosmos to Wize in specified circumstances.

Concurrently with the execution of the Bid Agreement, the Company entered into pre-bid acceptance agreements with several Cosmos shareholders holding approximately 19.9% of the outstanding Cosmos shares who have agreed to accept the Offer.

The securities to be issued by Wize in the Offer will be offered and sold in reliance on an exemption from registration under Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”), as they are being offered to non-U.S. investors only. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

CVR Agreement

Pursuant to the Bid Agreement, prior to the Closing Date, Wize will enter into a Contingent Value Rights Agreement (the “CVR Agreement”) with Cosmos, certain of Wize’s subsidiaries (the “Wize Subsidiaries”), a person designated by Wize prior to the Closing Date as the Holders’ Representative (as defined herein), and the Rights Agent (as defined therein). Pursuant to the CVR Agreement, at the Closing Date, each Wize pre-Closing securityholder will receive one non-transferable CVR for each outstanding share of common stock of Wize and for each share of common stock of Wize underlying other convertible securities and warrants, held as of 4:01 p.m. Eastern Time on the day immediately before the Effective Time (as defined in the CVR Agreement).

Each CVR will represent the right to receive a pro rata share of any consideration that may be received by Wize or the Wize Subsidiaries in connection with Wize’s existing LO2A business. In particular, CVR holders will be entitled to any consideration (whether cash, stock, assets or otherwise) that Wize or the Wize Subsidiaries (or any of its Affiliates or shareholders) receives in connection with an LO2A Transaction, which, as defined in the CVR Agreement, includes (i) a sale of any of the Wize Subsidiaries to a third party and/or (ii) the partnering, licensing, sublicensing, distribution, reselling or sale of all or any part of the LO2A Technology or LO2A Products to a third party, less transaction expenses and customary deductions as detailed in the CVR agreement, including a deduction of up to $300,000 that the Wize Subsidiaries undertook to incur in the development of the LO2A Technology at the request of the Holders’ Representative.

The CVRs will not confer to the holders thereof any voting or equity or ownership interest in Wize. The CVR will be not be transferable, except in limited circumstances such as by will or intestacy, and will not be listed on any quotation system or traded on any securities exchange.

The CVR Agreement may be terminated under certain circumstances, including if the Wize Subsidiaries or the Company failing to enter into an LO2A Transaction Agreement within two years following the Effective Time.

There can be no assurance that Wize or the Wize Subsidiaries will successfully and timely enter into any LO2A Transaction or, if they do, that such LO2A Transaction will ultimately be successful or that any CVR payments will be made.

PIPE Investment

Concurrently with the execution of the Bid Agreement, the Company entered into Securities Purchase Agreements (the “Securities Purchase Agreements”) with certain accredited investors (the “Investors”), including Mr. Noam Danenberg, the CEO of Wize.

Pursuant to the Securities Purchase Agreements, the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, in a private placement, an aggregate of 25,000,000 shares of common stock of the Company for a purchase price of $0.12 per share, for aggregate gross proceeds under the Securities Purchase Agreements of $3.0 million, which, in the case of Mr. Danenberg, may be satisfied by waiving outstanding amounts owed by the Company or its subsidiaries to Mr. Danenberg pursuant to his consulting agreement with the Company’s subsidiary.

The Securities Purchase Agreements contain customary covenants, representations and warranties of the parties thereto, including, among others, the grant of certain demand and “piggyback” registration rights to the Investors.

The closing of the transactions contemplated by the Securities Purchase Agreements is subject to several customary conditions, including that the Offer becomes unconditional through Wize providing notice declaring that the Closing Conditions of the Offer being fulfilled or waived.

The Securities to be issued pursuant to the Securities Purchase Agreements will be exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities, and pursuant to Regulation S of the Securities Act to non-U.S. investors. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing summary is not a complete description of all of the parties’ rights and obligations under the Bid Agreement, the Warrant Agency Agreement, the CVR Agreement or the Securities Purchase Agreements, and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4 hereto and are incorporated herein by reference.

IMPORTANT NOTE

The representations, warranties and covenants contained in the Bid Agreement and Securities Purchase Agreements were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to Bid Agreement and Securities Purchase Agreements and may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of Bid Agreement and Securities Purchase Agreements and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, Wize. Wize’s stockholders and other investors are not third-party beneficiaries under the Bid Agreement and Securities Purchase Agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Wize, Cosmos, the Investors or any of their respective subsidiaries or affiliates.

NO OFFERING

The securities to be offered and sold by Wize in the Offer and the Securities Purchase Agreements are not being registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. This report shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The Offer described in this Current Report on Form 8-K is for the securities of a non-U.S. company. The Offer is subject to disclosure requirements of a country that are different from those of the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Wize cautions that statements in this report that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Wize’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Wize will not consummate the transactions with Cosmos and the PIPE investors or, if Wize does consummate such transactions, that it will not receive the benefits Wize planned to achieve from such transactions; the possibility that Wize will enter into a transaction with respect to its LO2A business that will ultimately benefit holders of the CVRs; Wize’s expectations regarding the capitalization, resources and ownership structure of the post-closing combined company; the nature, strategy and focus of the post-closing combined company; the executive officer and board structure of the post-closing combined company; and the expectations regarding acceptance of the Offer by the Cosmos shareholders. More detailed information about the risks and uncertainties affecting Wize is contained under the heading “Risk Factors” included in Wize’s Annual Report on Form 10-K filed with the SEC on March 30, 2020, and in other filings that Wize has made and may make with the SEC in the future. Wize and/or Cosmos may not actually consummate the proposed transaction, or any plans or product development goals in a timely manner, if at all, or otherwise carry out the intentions or meet the expectations or projections disclosed in Wize’s forward-looking statements, and one should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Wize undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Item 3.02 Unregistered Sales of Equity Securities.

With respect to the shares of the Company’s common stock to be issued pursuant to the Offer and the Securities Purchase Agreements and the exemption from registration under the Securities Act for the issuance of such shares, the disclosures set forth in Item 1.01 above are incorporated by reference into this Item 3.02.

Item 8.01 Other Events.

On January 4, 2021, the Company announced that, on December 29, 2020, the Company completed the transactions contemplated by the Addendum between the Company and Bonus BioGroup Ltd., dated November 29, 2020. The Addendum was previously reported in the Company’s Form 8-K filed with the SEC on November 30, 2020. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Bid Implementation Agreement, between Wize Pharma, Inc. and Cosmos Capital Limited, dated December 30, 2020*
10.1	Form of Warrant Agency Agreement*
10.2	Form of Contingent Value Rights Agreement*
10.3	Form of Securities Purchase Agreement, between Wize Pharma, Inc. and various Purchasers, dated December 30, 2020
10.4	Securities Purchase Agreement, between Wize Pharma, Inc. and Noam Danenberg, dated December 30, 2020
99.1	Press Release, dated January 4, 2021: Wize Pharma Receives Bonus BioGroup Shares from Escrow and Additional Bonus BioGroup Shares Totaling $1.3 Million

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wize Pharma, Inc.

	By:	/s/ Or Eisenberg
	Name:	Or Eisenberg
Date: January 5, 2021	Title:	Chief Financial Officer